Exhibit 10.4

Execution copy

Dated 3 December 2003

SHURGARD STORAGE CENTERS INC.

and

FIRST SHURGARD FINANCE SARL

and

SOCIETE GENERALE

AMENDMENT No 1

TO THE SUBSCRIPTION AGREEMENT WITH RESPECT TO

SECURITIES TO BE ISSUED BY FIRST SHURGARD FINANCE SARL

Rue Brederode 13

B - 1000 Brussels

Telephone (32-2) 501 94 11

Facsimile (32-2) 501 94 94

AMENDMENT No 1 TO THE SUBSCRIPTION AGREEMENT

BETWEEN:	(1)	Shurgard Storage Centers Inc., a company organized and existing under the laws of Washington, having its registered office at Valley Street 1155, Suite 400, 98109 Seattle WA, USA,

		represented for the purposes of this Agreement by Harrell L. Beck,

		hereinafter referred to as the “Subscriber”;

AND:	(2)	First Shurgard Finance Sàrl, a company organised and existing as a société à responsabilité limitée under the laws of the Grand-Duchy of Luxembourg, having its registered office at 291, route d’Arlon, L-1150 Luxembourg, registered with the Luxembourg register of commerce and companies under the number B-93014,

		represented for the purposes of this Agreement by Mr. Steven De Tollenaere, Manager,

		hereinafter referred to as the “Issuer”;

AND:	(3)	Société Générale, a banking institution organized and existing under the laws of France, having its registered office at 29 boulevard Haussmann, 75009 Paris, France,

		represented for the purposes of this Agreement by and ,

		hereinafter referred to as the “Facility Agent”;

WHEREAS

(A)	On 26 May 2003 the Parties entered into a subscription agreement with respect to securities to be issued by First Shurgard Finance Sàrl (hereafter the “Subscription Agreement”).

(B)	The Parties wish to modify and amend the Subscription Agreement by entering into the present amendment agreement (the “Amendment”).

NOW, THEREFORE, the parties have agreed as follows:

1	Modification to the Definitions

The Parties agree to replace the definition of “Facility” in Clause 1.1 of the Subscription Agreement by the following text:

““Facility” means the senior credit agreement entered into by amongst others the Issuer, the German Borrower and the Facility Agent, dated May 26, 2003, as amended from time to time, a copy of which has been given to the Subscriber.”

2	Modification of Clause 2.1

The Parties agree to modify Clause 2.1 of the Subscription Agreement by adding the following paragraph:

“Within 10 business days following the date of the Amendment No 1 to the Subscription Agreement, the Issuer shall issue 6,000 Bonds in accordance with the (amended) Terms and Conditions. At the time of issuance, the Issuer shall stipulate that the Bonds will be granted by the Facility Agent on behalf of the Issuer.”

3	Modification of the amount of the Commitment

The Parties agree to increase the maximum amount of the Commitment, as defined in Clause 3.1 of the Subscription Agreement (i.e., USD 13,000,000) by USD 7,000,000 to USD 20,000,000.

4	Modification of the conditions regarding the reduction of the Commitment

The Parties agree to replace Clause 3.2.1 of the Subscription Agreement by the following text:

“3.2.1	The amount of the Commitment shall, solely for the purpose of any future draw down and provided that no draw down has been made until that time, be irrevocably reduced by:

(i)	USD 8,000,000 when the ratio of Total Net Rental Income to Finance Costs for three consecutive months and projected forward for the next succeeding three months is greater than 1.25:1; and

(ii)	another USD 12,000,000 when the ratio of Total Net Rental Income to Finance Costs for three consecutive months and projected forward for the next succeeding three months is greater than 1.75:1 and provided that at least EUR 2,000,000 is standing to the credit of the Master Proceeds Account of the Issuer or First Shurgard and that such amount is available to be applied to meet the liabilities of the Subsidiaries of Shurgard Europe to the relevant Group Members in connection with the Joint Employer Agreements and the Split Payroll Agreements.”

5	Modification of the Commitment Fee

The Parties agree to modify Clause 5.1 of the Subscription Agreement by adding the following paragraph:

“Within 10 business days following the date of the Amendment No 1 to the Subscription Agreement, the Issuer shall pay in cash to the Subscriber an amount equal to 200 basis points (2.0%) of the Commitment increase of USD 7,000,000.”

6	Modification of the definition of Bonds in the Terms and Conditions

The Parties agree to replace the definitions of “Bonds” and “Facility” in Clause 1.1 of Annex 1 (Terms and Conditions) to the Subscription Agreement by the following texts:

“Bonds	Means the unsecured bonds in the aggregate principal amount of up to USD 20,000,000, in registered form, to be issued by the Issuer and to be subscribed by the Subscriber pursuant to these Terms and Conditions and the Subscription Agreement, as amended, and represented by 20,000 bonds and any and each bond individually.”

“Facility	Means the senior credit agreement entered into by amongst others the Issuer and the Facility Agent, dated 26 May 2003, as amended from time to time.”

7	Miscellaneous

7.1	Definitions

Except if explicitly provided otherwise in this Amendment, the defined terms used in this Amendment shall have the same meaning as in the Subscription Agreement.

7.2	No other modifications

Except as set forth above in this Amendment, the terms, conditions and agreements set forth in the Subscription Agreement and its Annexes shall continue to be in full force and effect.

7.3	Applicable Law and Choice of Forum

This Subscription Agreement shall be governed by Luxembourg law.

Any dispute arising out of or in connection with this Subscription Agreement shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the “Centre Belge pour l’Etude et la Pratique de l’arbitrage national et International” (“CEPANI”), as in force on the Date of this agreement, by three arbitrators appointed in accordance with said rules.

The place of arbitration shall be Brussels, Belgium, or such other place as the Parties may agree upon. The language of the arbitration shall be English.

The arbitrators’ award shall be final and binding upon the Parties, and the Parties shall carry out its terms properly.

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Done in Brussels, on 3 December 2003, in three originals. Each Party acknowledges receipt of its own original.

Shurgard Storage Centers Inc.:		First Shurgard Finance Sàrl:

Name:	Harrell L. Beck	Name:	Steven De Tollenaere
Title:		Title:	Manager

Société Générale:

Name:	Name:
Title:	Title:

The Subscriber declares that it expressly and specially accepts Clause 7.3 of this Amendment.

For express and special acceptance:

Shurgard Storage Centers Inc.:

Name:	Harrell L. Beck
Title:

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